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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



        Date of report (Date of earliest event reported): June 28, 2001



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                        33-70992                    23-269963
(State or other             (Commission File Number)        (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation)



             200 Plant Avenue
           Wayne, Pennsylvania                                      19087
(Address of principal executive offices)                          (Zip Code)

  Registrant's telephone number, including area code:   (610) 989-0340





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Item 5.           Other Events.

         On June 28, 2001 the Company and Mail Boxes Etc. USA, Inc. settled the litigation between them which had been pending in the United States District Court of the Southern District of California. The settlement agreement provides that the entire litigation will be dismissed with prejudice.

         MBE and the Company had formed a joint venture which sold unattended business centers to the hospitality industry. As part of the settlement, MBE has assigned to the Company all of MBE's rights in the joint venture as well as to all agreements entered into by the joint venture. MBE has also made a payment in an amount of not more than $356,000 to those MBE franchisees who had purchased or leased the business centers.

         As previously reported, as of March 31, 2001, the joint venture had an account payable to MBE in the amount of $207,662. This account payable represented MBE's portion of monies which had actually been received by the joint venture but which had not yet been paid to MBE. In full payment of this account payable, and as part of the settlement, the Company released to MBE the amount of $160,000.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            USA TECHNOLOGIES, INC.

                                            By: /s/George R. Jensen, Jr.
                                                ------------------------
                                                George R. Jensen, Jr.,
                                                Chief Executive Officer


July 2, 2001